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                                                                    Exhibit 23.3



                         REPORT OF INDEPENDENT ACCOUNTS ON
                          FINANCIAL STATEMENT SCHEDULE



The Board of Directors and Stockholders
Dynamics Research Corporation:

Under the date of March 26, 2003, we reported on the consolidated balance sheet of Dynamics Research Corporation and subsidiaries as of December 31, 2002, and the related consolidated statements of operations, changes in stockholders' equity and comprehensive income (loss) and cash flows for each of the years in the two-year period ended December 31, 2002. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related financial statement schedule. This financial statement schedule is the responsibility of the company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ KPMG LLP

Boston, Massachusetts
March 26, 2003